EXHIBIT 10.3
AMENDED AND RESTATED SECURITY AGREEMENT
     1. THE SECURITY. The undersigned ROADHOUSE GRILL, INC., a Florida corporation (the “Debtor”), hereby assigns and grants to BERJAYA GROUP (CAYMAN) LIMITED, a Cayman Islands corporation (the “Secured Party”), a security interest in the following described property now owned or hereafter acquired by the Debtor and wherever located at any time (collectively, the “Collateral”):
     (a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Debtor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.
     (b) All inventory, including all materials, supplies, food, beverages, liquor, beer, wine, sports memorabilia, logo soft goods, logo novelty items, supplies, and all other products and/or items offered for sale on the premises of the Debtor’s restaurants or used to create or compliment a product and/or item offered for sale on the premises of such restaurants and supplies consumed during normal business operation.
     (c) All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Debtor. The Collateral shall include all equipment, parts, and accessories which may from time to time be incorporated or installed in or attached to the foregoing.
     (d) All of the Debtor’s deposit accounts with financial institutions. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and chooses in action arising therefrom or related thereto.
     (e) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.
     (f) All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names, including without limitation the tradename and servicemark “Roadhouse Grill”; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems. The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

     (g) Debtor’s right, title and interest in and to that certain real property and improvements located at 215 O’Neil Court, Columbia, South Carolina (the “Columbia SC Property”) and any proceeds from the sale of such property.
     (h) Debtor’s right, title and interest in, to and under any contract or other agreement for the sale of the Columbia SC Property.
     (i) All negotiable and nonnegotiable documents of title covering any Collateral.
     (j) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.
     (k) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.
     (l) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).
     2. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness of the Debtor to the Secured Party. “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent, of the Debtor to the Secured Party, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Secured Party by assignment or otherwise. The Indebtedness shall also include all present and future obligations of the Debtor to the Secured Party under the Amended and Restated Loan Agreement dated as of October 6, 2005, between the Secured Party and the Debtor (the “Loan Agreement”) and the Amended and Restated Line of Credit Promissory Note of even date therewith made by the Debtor and payable to the Secured Party (the “Note”), including any amendments, renewals or replacements of either thereof.
     3. PLEDGOR’S COVENANTS. The Debtor represents, covenants and warrants that unless compliance is waived by the Secured Party in writing:
     (a) The Debtor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.
     (b) The Debtor’s chief executive office is located in the State of Florida. The Debtor is incorporated under the laws of the State of Florida. The Debtor shall give the Secured Party at least thirty (30) days’ notice before changing its chief executive office or state of incorporation. The Debtor will notify the Secured Party in writing prior to any change in the location of any Collateral (other than Inventory and other than the

Collateral moved from one restaurant of the Borrower to another restaurant of the Borrower), including the Books and Records.
     (c) The Debtor will notify the Secured Party in writing prior to any change in the Debtor’s name, identity or business structure.
     (d) Except as set forth in the Loan Agreement, the Debtor has not granted and will not grant any security interest in any of the Collateral except to the Secured Party, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Secured Party.
     (e) The Debtor will promptly notify the Secured Party in writing of any event which affects the value of the Collateral, the ability of the Debtor or the Secured Party to dispose of the Collateral, or the rights and remedies of the Secured Party in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.
     (f) The Debtor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Secured Party’s security interest (collectively, the “Collateral Costs”). Without waiving the Debtor’s default for failure to make any such payment, the Secured Party at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Debtor agrees to reimburse the Secured Party on demand for any Collateral Costs so incurred.
     (g) Until the Secured Party exercises its rights to make collection, the Debtor will diligently collect all Collateral.
     (h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Debtor shall immediately deliver such document to the Secured Party, together with any necessary endorsements.
     (i) The Debtor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Secured Party; provided, however, that the Debtor may use and sell inventory in the ordinary course of business and may sell the Columbia SC Property subject to the prepayment obligation related thereto as set forth in the Loan Agreement.
     (j) To the extent consistent with past practices of the Debtor, the Debtor will maintain and keep in force insurance covering the Collateral against fire and extended coverages, to the extent that any Collateral is of a type which can be so insured. Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to the Secured Party and include a loss payable endorsement in favor of the Secured Party in a form acceptable to the Secured Party. Upon the request of the Secured Party, the Debtor will deliver to the Secured Party a copy of each insurance policy, or, if permitted by the Secured Party, a certificate of insurance listing all insurance in force.
     (k) The Debtor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Debtor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Secured Party of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Secured Party and shall provide that the Secured Party has no liability to such owner, holder of any lien, or any other person.
     (l) The Debtor shall not use the Collateral in violation of any law, regulation, ordinance, or policy of insurance affecting the maintenance or use of the Collateral. The Debtor shall at all times bear all risk of loss of damage to or destruction of the Collateral.
     (m) Exhibit A to this Agreement is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor, in which the Debtor has any right, title, or interest, throughout the world. The Debtor will promptly notify the Secured Party of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefor, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired after the date hereof or which are not listed on Exhibit A. The Debtor authorizes the Secured Party, without notice to the Debtor, to modify this Agreement by amending Exhibit A to include any such Collateral.
     (o) The Debtor will, at its expense and to the extent consistent with past practices of the Debtor, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Debtor pursuant to the terms of its intellectual property management program. At the request of the Secured Party, the Debtor also will promptly make application on any registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works. The Debtor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Secured Party and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Debtor or the Secured Party. The Debtor will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Debtor’s business, or except with the Secured Party’s prior written consent.
     4. ADDITIONAL OPTIONAL REQUIREMENTS. The Debtor agrees that the Secured Party may at its option at any time, whether or not the Debtor is in default:
     (a) Require the Debtor to deliver to the Secured Party (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.
     (b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.
     (c) Require the Debtor to deliver to the Secured Party any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Secured Party the proceeds of any such letters of credit.
     (d) Notify any account debtors, any buyers of the Collateral, or any other persons of the Secured Party’s interest in the Collateral.
     5. DEFAULTS. Any one or more of the following shall be a default hereunder:
     (a) Any Indebtedness is not paid when due, or any default occurs under the Loan Agreement, the Note or any other agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.
     (b) The Debtor breaches any term, provision, warranty or representation under this Agreement, or under any other obligation of the Debtor to the Secured Party, and such breach remains uncured after any applicable cure period.
     (c) The Secured Party fails to have an enforceable first lien (except for any prior liens to which the Secured Party has consented in writing) on or security interest in the Collateral.
     (d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Debtor or of any guarantor or other party obligated under any Indebtedness.
     (e) The Debtor becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.

     (f) Any case, proceeding or other action is commenced against the Debtor under any bankruptcy or other law for the relief of, or relating to, debtors , except to the extent such case, proceeding or other action is dismissed within the period set forth in the Loan Agreement.
     (g) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due and liens and security interests permitted under the Loan Agreement.
     (h) The Debtor has given the Secured Party any materially false or misleading information or representations.
     6. SECURED PARTY’S REMEDIES AFTER DEFAULT. In the event of any default, the Secured Party may do any one or more of the following:
     (a) Declare any Indebtedness immediately due and payable, without notice or demand.
     (b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.
     (c) Enforce the security interest of the Secured Party in any deposit account of the Debtor maintained by applying such account to the Indebtedness.
     (d) Require the Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Secured Party in kind.
     (e) Require the Debtor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Secured Party’s exclusive control.
     (f) Require the Debtor to assemble the Collateral, including the Books and Records, and make them available to the Secured Party at a place designated by the Secured Party.
     (g) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtor’s equipment, if the Secured Party deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.
     (h) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Debtor irrevocably authorizes the Secured Party to endorse or sign the Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Debtor and remove therefrom any payments and proceeds of the Collateral.
     (i) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Debtor.
     (j) Use or transfer any of the Debtor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Debtor, if the Secured Party deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Debtor agrees that any such use or transfer shall be without any additional consideration to the Debtor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Debtor has any right or interest, whether by ownership, license, contract or otherwise.
     (k) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.
     (l) Take such measures as the Secured Party may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Debtor hereby irrevocably constitutes and appoints the Secured Party as the Debtor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.
     (m) Without notice or demand to the Debtor, set off and apply against any and all of the Indebtedness any and all indebtedness, at any time held or owing by the Secured Party or any of the Secured Party’s agents or affiliates to or for the credit of the account of the Debtor.
     (n) Exercise any other remedies available to the Secured Party at law or in equity.
     7. Consent to Jurisdiction. TO INDUCE THE SECURED PARTY TO ACCEPT THIS AGREEMENT, THE DEBTOR IRREVOCABLY AGREES THAT, SUBJECT TO THE SECURED PARTY’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN STATE OR FEDERAL COURTS HAVING SITUS IN MIAMI-DADE COUNTY OR BROWARD COUNTY, FLORIDA. THE PLEDGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN MIAMI-DADE COUNTY OR

BROWARD COUNTY, FLORIDA, WAIVES PERSONAL SERVICE OF PROCESS UPON THE DEBTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE DEBTOR AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
     8. Waiver of Jury Trial. THE DEBTOR AND THE SECURED PARTY EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE DEBTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE SECURED PARTY OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT OR THE LOAN AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.
     9. MISCELLANEOUS.
     (a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Secured Party to enforce any provision shall not preclude the Secured Party from enforcing any such provision thereafter.
     (b) The Debtor shall, at the request of the Secured Party, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Secured Party may reasonably deem necessary.
     (c) All notes, security agreements and other documents executed by the Debtor or furnished to the Secured Party in connection with this Agreement must be in form and substance satisfactory to the Secured Party.
     (d) This Agreement shall be governed by and construed according to the laws of the State of Florida, to the jurisdiction of which the parties hereto submit.
     (e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.
     (f) All terms not defined herein are used as set forth in the Uniform Commercial Code.
     (g) In the event of any action by the Secured Party to enforce this Agreement or to protect the security interest of the Secured Party in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney’s fees and disbursements.
     (h) In the event the Secured Party seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.
     (i) The Secured Party’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Secured Party of any of the Indebtedness or the Collateral, the Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Secured Party shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Debtor shall be binding upon the successors and assigns of the Debtor.
     10. NO NOVATION, ETC. This Agreement amends and restates the Security Agreement dated as of August 10, 2005 between the parties hereto and does not constitute a novation thereof or a discharge, termination or release of any security interest or lien granted pursuant thereto, all of which security interests and liens shall continue uninterrupted, in full force and effect and without diminution of priority.
     11. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
[Signatures are on next page]

     This Security Agreement is dated as of October 6, 2005

ROADHOUSE GRILL, INC.
By:	/s/ Ayman Sabi
	Name:	Ayman Sabi
	Title:	President and CEO

BERJAYA GROUP (CAYMAN) LIMITED
By:	/s/ Francis Lee
	Name:	Francis Lee
	Title:	Executive Director